Exhibit 99.2

SECTION 906 CERTIFICATION

I, Marc J. Schwartz, President and Chief Financial Officer of Brainworks Ventures, Inc, (the “Company”), do hereby certify in accordance with 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Quarterly Report on Form 10-QSB of the Company for this period ended December 31, 2002 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. ss.ss. 78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated February 13, 2003

/s/ Marc J. Schwartz Marc J. Schwartz President and Chief Financial Officer